Exhibit 10.1

GENERAL MARITIME CORPORATION

2012 EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSE

1.1                               Purpose of the Plan. The Plan shall be known as the General Maritime Corporation 2012 Equity Incentive Plan (the “Plan”). The Plan is intended to further the growth and profitability of the Company by increasing incentives and encouraging Share ownership on the part of the Employees and Independent Directors of the General Maritime Corporation (the “Company”) and its Subsidiaries. The Plan is intended to permit the grant of Awards that constitute Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock Awards and such other forms as the Committee in its discretion deems appropriate, including any combination of the above.

1.2                               Effective Date. The Plan has been adopted by the Board on May 17, 2012 (the “Effective Date”).

ARTICLE II

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) directly or indirectly controlled by the Company.

“Award” means, individually or collectively, a grant under the Plan of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock Awards, and such other forms as the Committee in its discretion deems appropriate.

“Award Agreement” means the written agreement setting forth the terms and conditions applicable to an Award.

“Base Price” means the price at which a SAR may be exercised with respect to a Share.

“Board” means the Company’s Board of Directors, as constituted from time to time.

“Cause” means with respect to a Participant’s Termination from and after the date hereof, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (i) the commission by a Participant of any indictable offense which carries a maximum penalty of imprisonment; (ii) perpetration by a Participant of an illegal act, or fraud which could cause significant economic injury to the Company; (iii) continuing failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (iv) a Participant’s willful misconduct with regard to the Company that could have a material adverse effect on the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable law.

“Change in Control” means (x) any transaction or group of related transactions (whether a merger, consolidation, sale or Transfer of Equity Securities or otherwise) pursuant to which any Person (in any case, excluding the Company, any Subsidiary of the Company, Oaktree, or any Affiliate of any of the foregoing) or group of such Persons acting together pursuant to which such Person or group of Persons acquires a majority of the voting power represented by the outstanding Equity Securities, (y) any transaction (whether a merger, consolidation, sale or Transfer of Equity Securities or otherwise) pursuant to which Oaktree no longer owns, directly or indirectly, at least 20% of voting power represented by the outstanding Equity Securities or (z) any disposition of all or substantially all of the assets of the Company and its Subsidiaries, determined on a consolidated basis, to any Person or Persons (in any case, excluding the Company, any Subsidiary of the Company, Oaktree, or any Affiliate of any of the foregoing).

“Change in Control Price” means the highest price per share of Shares paid in any transaction related to a Change in Control of the Company.

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Committee” means at least one committee, as described in Article III, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein; provided that if no such committee exists, the “Committee” means the Board.

“Company” shall have the meaning set forth in Article I hereof.

“Corporate Event” shall have the meaning set forth in Section 4.3 hereof.

“Disability” means with respect to a Participant’s Termination from and after the date hereof, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “disability” (or words of like import)), termination due to: (i) a permanent and total disability as defined in Section 22(e)(3) of the Code; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “disability” (or words of like import), “disability” as defined under such agreement; provided that for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.

“Effective Date” shall have the meaning set forth in Article I hereof.

“Eligible Individual” means any of the following individuals who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein: (a) any Independent Director or Employee, or (b) any individual to whom the Company, or a Subsidiary of the Company, has extended a formal offer of employment, so long as the grant of any Award shall not become effective until the individual commences employment.

“Employee” means an employee of the Company or a Subsidiary. Notwithstanding anything to the contrary contained herein, the Committee may grant Awards to an individual who has been extended an offer of employment by the Company or a Subsidiary; provided that any such Award shall be subject to forfeiture if such individual does not commence employment by a date established by the Committee.

“Equity Securities” means, with respect to the Company, (i) the Shares and any other capital stock of the Company from time to time outstanding, (ii) obligations, evidences of indebtedness or other securities or interests, in each case that are convertible or exchangeable into Shares or any other capital stock of the Company and (iii) warrants, options or other rights to purchase or otherwise acquire Shares or any other capital stock of the Company.

“Exercise Price” means the price at which a Share subject to an Option may be purchased upon the exercise of the Option.

“Fair Market Value” means, except as otherwise specified in a particular Award Agreement, (a) while the Shares are readily traded on an established national or regional securities exchange, the closing transaction price of such a Share as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there was no reported transaction for such date, the opening transaction price as reported by the exchange for the first trading date following the date by which such value is being determined on the next preceding date for which a transaction was reported, (b) if the Shares are not readily traded on an established national or regional securities exchange, the average of the bid and ask prices for such a Share on the date as of which such value is being determined, where quoted for such Shares, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Board or the Committee determines, in its sole discretion, that the Shares are too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Board, or the Committee in its sole discretion, on a good faith basis taking into account the requirements of Section 409A of the Code. In determining Fair Market Value, there shall be no discount for lack of marketability and minority interest.

“Grant Date” means, as determined by the Committee, (i) the date as of which the Committee approves the grant of an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award, or (iii) such other date as may be specified by the Committee.

“Independent Director” means a director or a member of the Board of the Company or any Subsidiary who is not an Employee or an employee of a controlling shareholder of the Company.

“Oaktree” means OCM Marine Holdings TP, L.P., a Cayman Islands exempted limited partnership and OCM Marine Investments CTB, Ltd., a Cayman Islands exempt company.

“Option” or “Stock Option” means an option to purchase Shares granted pursuant to Article VI.

“Other Stock-Based Award” means an Award under Article IX of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Shares including, without limitation, an Award valued by reference to an Affiliate.

“Participant” means an Employee or Independent Director with respect to whom an Award has been granted and remains outstanding.

“Period of Restriction” means the period during which Awards are subject to forfeiture and/or restrictions on transferability.

“Permitted Transferee” means, except as otherwise provided in an Award Agreement, (i) with respect to any Participant who is a natural person, such Participant’s spouse or lineal descendants (whether natural or adopted) and any trust that is and at all times remains solely for the benefit of the Participant and/or the Participant’s spouse and/or lineal descendants, and (ii) with respect to any Participant which is an entity, (a) any of such Participant’s wholly owned Subsidiaries and parent companies that wholly own such Participant and (b) equityholders of such Participant pursuant to a distribution in accordance with such Participant’s governing documents.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Plan” shall have the meaning set forth in Article I hereof.

“Restricted Stock” means a Stock Award granted pursuant to Article VII under which the Shares are subject to forfeiture upon such terms and conditions as specified in the relevant Award Agreement.

“Restricted Stock Unit” or “RSU” means a Stock Award granted pursuant to Article VII subject to a period or periods of time after which the Participant will receive Shares if the conditions contained in such Stock Award have been met.

“Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

“Share” means the Company’s common shares, or any security issued by the Company or any successor in exchange or in substitution therefor.

“Shareholders’ Agreement” means the Shareholders’ Agreement dated May 17, 2012, by and among Oaktree, the Company and certain other persons, as amended from time to time in accordance with its terms.

“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article VIII, granted alone or in tandem with a related Option which is designated by the Committee as a SAR.

“Stock Award” means an Award of Restricted Stock or an RSU pursuant to Article VII.

“Subsidiary” means, with respect to any person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, person or persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such person or persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Termination” means a Termination of Directorship or Termination of Employment, as applicable. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code and that are settled or distributed upon a “Termination,” the foregoing definition shall only apply to the extent the applicable event would also constitute a “separation from service” under Code Section 409A.

“Termination of Directorship” means that the Independent Director has ceased to be a director of the Company; except that if a Independent Director becomes an Eligible Employee upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment. Notwithstanding the foregoing, the Committee may otherwise define Termination of Directorship in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Directorship thereafter, provided that any such change to the definition of the term “Termination of Directorship” does not subject the applicable Award to Section 409A of the Code.

“Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company, its Subsidiaries and its Affiliates; or (b) when an entity which is employing a Participant ceases to be a Subsidiary or an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company, another Subsidiary or another Affiliate at the time the entity ceases to be a Subsidiary or an Affiliate. In the event that an Eligible Employee becomes an Independent Director upon the termination of his or her employment, unless otherwise determined by the

Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee or an Independent Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

“Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1                               The Committee. The Plan shall be administered by the Committee. The Committee shall consist of one (1) or more members of the Board and may consist of the entire Board.

3.2                               Authority and Action of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the full and final authority in its discretion to (a) determine which Eligible Individuals shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements (and any other instrument relating to the Plan), (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by Eligible Individuals, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, (f) interpret, amend or revoke any such procedures or rules, (g) correct any technical defect(s) or technical omission(s), or reconcile any technical inconsistency(ies), in the Plan and/or any Award Agreement, (h) accelerate the vesting of any Award, (i) extend the period during which an Option or SAR may be exercisable, and (j) make all other decisions and determinations that may be required pursuant to the Plan and/or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan.

The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting. A majority of the Committee shall constitute a quorum. The Committee’s good faith determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Employee of the Company or any of its Subsidiaries or Affiliates, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3                               Delegation by the Committee.

3.3.1                     The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more members of the Board of the Company and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power if prohibited by applicable law.

3.3.2                     The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

3.4                               Indemnification. Each person who is or shall have been a member of the Committee, or of the Board and any person designated pursuant to Section 3.3.1, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Certificate of Incorporation or Bylaws (or other organizational document) of the Company or a Subsidiary, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

3.5                               Decisions Binding. All determinations, decisions and interpretations of the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan or any Award Agreement shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1                               Number of Shares. Subject to adjustment as provided in Section 4.3, the number of Shares available for delivery pursuant to Awards granted under the Plan shall be 1,145,541 Shares. Shares awarded under the Plan may be; authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares or a combination thereof. To the extent permitted by applicable law or    exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any

Subsidiary or Affiliate shall not reduce the Shares available for grants of Awards under this Section 4.1.

4.2                               Lapsed Awards. To the extent that Shares subject to an outstanding Option (except to the extent Shares are issued or delivered by the Company in connection with the exercise of a tandem SAR) or other Award are not issued or delivered by reason of the expiration, cancellation, forfeiture or other termination of such Award, then such Shares shall again be available under this Plan.

4.3                               Changes in Capital Structure. Unless otherwise provided in the Award Agreement, in the event that any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of the Company, or other corporate transaction or event (each a “Corporate Event”) affects the Shares, the Board or the Committee shall, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the Exercise Price or Base Price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

4.3.1                     If the Company enters into or is involved in any Corporate Event, the Board or the Committee may, prior to such Corporate Event and upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of Shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event. Notwithstanding anything to the contrary in the Plan, if a Change in Control occurs, the Company shall have the right, but not the obligation, to cancel each Participant’s Awards immediately prior to such Change in Control and, subject to the provisions of Section 10.1.2, to pay to each affected Participant in connection with the cancellation of such Participant’s Awards, an amount that the Committee determines to be the equivalent value of such Award (e.g., in the case of an Option or SAR, the excess of the aggregate Change in Control Price over the aggregate exercise price), it being understood that the equivalent value of an Option or SAR with an exercise price greater than or equal to the Change in Control Price (as defined in Section 10.1.2 hereof) of the underlying Shares shall be zero.

4.3.2                     Upon receipt by any affected Participant of any such substitute awards (or payment) as a result of any such Corporate Event, such Participant’s affected Awards for which such substitute awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. Any good faith actions or determinations of the Committee under this Section 4.3 need not be uniform as to all outstanding Awards, nor treat all Participants identically.

4.4                               Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued Shares are issued under this Plan, such Shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

GENERAL REQUIREMENTS FOR AWARDS

5.1                               Awards Under the Plan. Awards under the Plan may be in the form of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards, cash payments and such other forms as the Committee in its discretion deems appropriate, including any combination of the above.

5.2                               General Eligibility. All Eligible Individuals are eligible to be granted Awards, subject to the terms and conditions of this Plan. Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.3                               Participation. No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. The Committee’s good faith determination under the Plan (including, without limitation, determination of the eligible Employees who shall be granted Awards, the form, amount and timing of such Awards, and the terms and provisions of Awards and the Award Agreements) need not be uniform and may be made by it selectively among eligible Employees who receive or are eligible to receive Awards under the Plan, whether or not such eligible Employees are similarly situated.

5.4                               Non-transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant’s legal representative.

5.5                               Withholding.

5.5.1                     General. As a condition to the settlement of any Award hereunder, a Participant shall be required to pay in cash, or to make other arrangements satisfactory to the Company (including, without limitation, authorizing withholding from payroll, reducing the number of Shares otherwise deliverable or delivering Shares already owned), an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the Award. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate or book-entry transfer for such Shares.

5.5.2                     Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the statutorily required minimum tax withholding obligations in connection with an Award by (a) paying cash, (b) having the Company withhold otherwise deliverable Shares, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the tax obligation, or (d) any combination of the foregoing.

5.6                               Conditions and Restrictions on Shares. Each Participant to whom an Award is made under the Plan shall (i) enter into an Award Agreement with the Company that shall contain such provisions consistent with the provisions of the Plan, as may be approved by the Committee and (ii) to the extent the Award is made at a time prior to the date Shares are listed for trading on an established securities exchange, enter into a “Shareholder’s Agreement”. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. Finally, no Shares shall be issued and delivered under the Plan, unless the issuance and delivery of those Shares shall comply with all relevant regulations and any registration, approval or action thereunder.

ARTICLE VI

STOCK OPTIONS

6.1                               Grant of Options. Subject to the provisions of the Plan, Options may be granted to Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion.

6.2                               Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine.

6.3                               Exercise Price. Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be the Fair Market Value of a Share on the Grant Date as determined by the Committee in its sole discretion.

6.4                               Expiration Dates. Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date with respect to an Option shall not be later than the tenth (10th) anniversary of its Grant Date.

6.5                               Exercisability of Options. Subject to Section 6.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions at the time of or after the grant (including, without limitation, that they are exercisable only within certain time periods), as the Committee shall determine in its sole discretion. The exercise of an Option is contingent upon payment by the Participant of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

6.6                               Method of Exercise. Options shall be exercised in whole or in part by the Participant’s delivery of a written notice of exercise to the Chief Financial Officer of the Company (or his or her designee) in a form approved by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share and an amount sufficient to pay all taxes required to be withheld by any governmental agency. The Exercise Price shall be payable to the Company in full in cash or its equivalent and no Shares resulting from the exercise of an Option shall be issued until full payment therefore has been made. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares and be consistent with the purposes of the Plan (including, without limitation, a cashless exercise whereby the Company withholds that number of Shares with a Fair Market Value equal to the aggregate exercise price of the Options being exercised). As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant Share certificates (or the equivalent if such Shares are held in book entry form) for such Shares with respect to which the Option is exercised.

6.7                               Restrictions on Share Transferability. Subject to the provisions of Section 5.4, Options are not transferable, except by will or the laws of descent. The Committee may impose such additional restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

6.8                               Certain Powers. Notwithstanding anything herein to the contrary, unless otherwise provided in the Award Agreement, the Committee may, at its sole and absolute discretion, (i) lower the Exercise Price of an Option after it is granted, or take any other action with the effect of lowering the Exercise Price of an Option after it is granted or (ii) permit Participants to cancel an Option in exchange for another Award, in each case taking into account the requirements of Section 409A of the Code.

ARTICLE VII

STOCK AWARDS

7.1                               Grant of Stock Awards. Subject to the provisions of the Plan, Stock Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. Stock Awards may be issued either alone or in addition to other Awards granted under the Plan.

7.2                               Stock Award Agreement. Each Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the price, if any, to be paid for the Shares and the Period of Restriction applicable to a Restricted Stock Award or RSU Award and such other terms and conditions as the Committee, in its sole discretion, shall determine.

7.3                               Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such other period as the Committee may specify) after the grant date, by executing a

Restricted Stock Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

7.4                               Transferability/Share Certificates. Shares subject to an Award of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during the Period of Restriction. During the Period of Restriction, a Restricted Stock Award may be registered in the holder’s name or a nominee’s name at the discretion of the Company and may bear a legend as described in Section 7.5.2. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or part.

7.5                               Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Stock as it may deem advisable or appropriate.

7.5.1                     General Restrictions. The Committee may set restrictions based upon applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.5.2                     Legend on Certificates. The Committee, in its sole discretion, may legend the certificates representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: “The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the General Maritime Corporation 2012 Equity Incentive Plan (the “Plan”), and in a Restricted Stock Award Agreement (as defined by the Plan). A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Chief Financial Officer of General Maritime Corporation.

7.6                               Removal of Restrictions. Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and, subject to the Company’s right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the Participant.

7.7                               Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.8                               Dividends and Other Distributions. Unless otherwise provided in an Award Agreement, Participants shall not be entitled to participate in any dividends and other distributions paid with respect to Shares underlying Stock Awards prior to the date that such Shares are issued to the Participant.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

8.1                               Grant of SARs. Subject to the provisions of the Plan, SARs may be granted to such Participants at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion.

8.2                               Base Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. Without limiting the foregoing, the Base Price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option.

8.3                               SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Base Price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.4                               Expiration Dates. Each SAR shall terminate no later than the tenth (10th) anniversary of its Grant Date; provided, however, that the expiration date with respect to a tandem SAR shall not be later than the expiration date of the related Option.

8.5                               Exercisability.

8.5.1                     Method of Exercise. Unless otherwise specified in the Award Agreement pertaining to a SAR, a SAR may be exercised (a) by the Participant’s delivery of a written notice of exercise to the General Counsel of the Company (or his or her designee) setting forth the number of whole SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to the Company any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as the Company may reasonably request.

8.5.2                     Tandem SARs. Tandem SARs (i.e., SARs issued in tandem with Options) shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Article VI. The related Options which have been surrendered by the exercise of a tandem SAR, in whole or in part, shall no longer be exercisable to the extent the related tandem SARs have been exercised.

8.5.3                     Discretionary Limitations. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

8.6                               Payment. Except as otherwise provided in the relevant Award Agreement, upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Price specified in the Award Agreement pertaining to such SAR by (ii) the number of Shares with respect to which the SAR is exercised.

8.7                               Payment Upon Exercise of SAR. Payment to a Participant upon the exercise of the SAR shall be made, as determined by the Participant, either (a) in cash, (b) in Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof, as set forth in the applicable Award Agreement.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.1                               Grant. Subject to the provisions of the Plan, the Committee may grant Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including, but not limited to, Shares awarded purely as a bonus and not subject to any restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or a Subsidiary, performance units, dividend equivalent units, stock equivalent units, and deferred stock units. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Individuals to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under this Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

9.2                               Non-Transferability. Subject to the applicable provisions of the Award Agreement and this Plan, Shares subject to Awards made under this Article IX may not be Transferred prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

9.3                               Dividends. Unless otherwise provided in an Award Agreement, Participants shall not be entitled to participate in any dividends and other distributions paid with respect to Shares underlying Awards issued under this Article IX prior to the date that such Shares are issued to the Participant.

9.4                               Vesting. Any Award under this Article IX and any Shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

9.5                               Price. Shares issued on a bonus basis under this Article IX may be issued for no cash consideration. Shares purchased pursuant to a purchase right awarded under this Article IX shall be priced, as determined by the Committee in its sole discretion.

9.6                               Payment. The form of payment for Other Stock-Based Awards shall be specified in the Award Agreement.

ARTICLE X

CHANGE IN CONTROL; CALL RIGHTS

10.1                        Vesting. In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Award shall vest, and all restrictions to which any shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall lapse, and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee, in its sole discretion:

10.1.1              Awards shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.3 hereof, as determined by the Committee.

10.1.2              The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price of the Shares covered by such Awards, over the aggregate exercise price of such Awards (if any).

10.2                        No Limitation. Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

10.3                        Company Call Rights. Except as otherwise provided by the Committee in an Award Agreement, in the event of a Participant’s Termination for any reason, the Company shall have a period of ninety (90) days (the “Call Period”) from the later of the 6-month anniversary following (x) such Termination, and (y) the last date of delivery to the Participant of any Shares deliverable pursuant to any outstanding Award, in which to elect to repurchase from the Participant (or the estate or other legally appointed representative of the Participant, if such Termination was on account of the Participant’s death or Disability) all or any portion of the Shares theretofore acquired by the Participant pursuant to the Plan (together with any Equity Securities at any time issued or distributed in respect of any such Shares in connection with a stock dividend, stock split, consolidation, reclassification, recapitalization, reorganization or other similar event, the “Call Shares”).

10.4                        Call Price.

10.4.1              Termination for Cause. Except as otherwise provided by the Committee in an Award Agreement, in the event of a Termination by the Company for Cause, the Company may repurchase the Call Shares during the Call Period from all holders of the Call Shares at a purchase price equal to the lesser of (i) the original purchase price or exercise price (as applicable), if any, and (ii) Fair Market Value as of the date of repurchase.

10.4.2              Other Terminations. Except as otherwise provided by the Committee in an Award Agreement, in the event of a Termination for any reason other than as described in Section 10.4.1, the Company may repurchase the Call Shares during the Call Period from the holders thereof at a purchase price equal to Fair Market Value as of the date of repurchase. In addition to the Call Shares, in the event of a Termination for any reason other than as described in Section 10.4.1, during the Call Period, the Company may repurchase from a Participant (or the estate or other legally appointed representative of the Participant, if such Termination was on account of the

Participant’s death or Disability), each outstanding vested Stock Option based on the difference between the exercise price of a Share relating to such Stock Option and the Fair Market Value of a Share on the date of repurchase.

10.5                        Call Procedures. If the Company elects to exercise the rights under Section 10.3, the Company shall do so by delivering to the Participant (or the estate or other legally appointed representative of the Participant, if such Termination was on account of the Participant’s death or Disability) during the Call Period a notice of such election, specifying the number of Call Shares and/or Stock Options to be purchased and the closing date and time of such purchase. Such closing shall take place within 10 days of such notice at the Company’s principal executive offices. At such closing, each holder of Call Shares and/or Stock Options shall deliver to the Company (a) the original certificates, if any, representing the Call Shares, (b) duly executed instruments transferring to the Company title to the Call Shares and/or Stock Options, if any, free and clear of all liens and encumbrances (except under applicable state and federal securities laws and under this Agreement), and (c) customary written representations and warranties by such person, and in exchange therefor the Company shall pay the holders thereof the repurchase price as specified in Section 10.4 in cash, by the issuance of a promissory note or by cancellation of indebtedness of the Participant. Any promissory note shall be payable in installments over not longer than three years and shall provide for interest at a rate equal to Company’s cost of borrowing. If the holders of the Call Shares and/or Stock Options fail to deliver all or any of the Call Shares and/or Stock Options, as applicable, within the time period set forth herein then the Secretary of the Company shall be authorized to effect the Company’s repurchase on the Company’s books and records, without further notice and cancel any outstanding Stock Option.

10.6                        Effect of Public Offering. Notwithstanding the foregoing, the Company shall cease to have rights pursuant to Sections 10.3 following the date on which the Company sells its Shares in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.

ARTICLE XI

AMENDMENT, TERMINATION AND DURATION

11.1                        Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including, without limitation, Section 422 of the Code and the rules of the applicable securities exchange; provided, however, the Board may amend the Plan and any Award Agreement without shareholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code. Subject to the preceding sentence, the amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. Notwithstanding the foregoing, the Committee may, but shall not be required to, amend or modify any Award to the extent necessary to avoid the imposition of taxes under Section 409A of the Code. The Company intends to administer the Plan and all Awards granted thereunder in a manner that complies with Code Section 409A, however, the Company shall not be responsible for any additional tax imposed pursuant to Code Section 409A, nor will the Company indemnify or otherwise reimburse a

Participant for any liability incurred as a result of Code Section 409A. No Award may be granted during any period of suspension or after termination of the Plan.

11.2                        Duration of the Plan. The Plan shall, subject to Section 11.1, terminate 10 years after adoption by the Board, unless earlier terminated by the Board and no further Awards shall be granted under the Plan. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.

ARTICLE XII

MISCELLANEOUS

12.1                        Restrictions on Transfer. Except as otherwise provided by the Committee in an Award Agreement, no Participant that is or was at any time a director, officer, employee or consultant of the Company or any Subsidiary shall Transfer any interest in any Equity Securities issued by the Company to such Shareholder on account of any Award, other than (a) as specifically provided in the Shareholders’ Agreement or to the Company pursuant to repurchase rights in favor of the Company set forth in the Plan or any Award Agreement, as applicable, (x) pursuant to any underwritten public offering in accordance with the Registration Rights Agreement, dated the date hereof, by and among the Company, the Shareholders, and the other parties thereto, as amended from time to time (the “Registration Agreement”), (y) to any of its Permitted Transferees or (z) with the prior written consent of Oaktree, which consent may be withheld in Oaktree’s sole discretion; provided that in any case, as a condition precedent to any such Transfer, the Tranferor of such Equity Securities shall cause each prospective Transferee thereof to execute and deliver to the Company a joinder to the Shareholders’ Agreement and Registration Agreement in form and substance reasonably satisfactory to the Company. The provisions of this Section 12.1 shall cease to apply after any sale, in an underwritten public offering registered under the Securities Act, of the Company’s (or any successor’s) Equity Securities.

12.2                        No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, for any reason and with or without cause.

12.3                        Unfunded Status. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing set forth herein shall give any Participant any right that is greater than the rights of a general creditor of the Company. In its sole and absolute discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

12.4                        Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

12.5                        Beneficiary Designations. Subject to the restrictions in Section 0, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. For purposes of this Section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

12.6                        No Rights as Shareholder. No Participant (nor any beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares, if any, or in the event the Shares are non-certificate, such other method of recording beneficial ownership, shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

12.7                        No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s or Affiliate’s capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s or Affiliate’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s or Affiliate’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary or Affiliate. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary or Affiliate, or any employees, officers, shareholders or agents of the Company or any Subsidiary or Affiliate, as a result of any such action.

12.8                        Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.9                        Severability. In the event any provision of the Plan or of any Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan and/or the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

12.10                 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.11                 Governing Law. The Plan and all determinations made and actions taken pursuant hereto to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Delaware and construed accordingly.

12.12                 Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to this Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to this Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

12.13                 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

12.14                 Payments to Minors. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

12.15                 Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Code Section 409A is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties shall rest solely with the affected Participant(s) and not with the Company.

12.16                 Section 16(b) of the Exchange Act. All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving Shares are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business thereunder.

12.17                 Other Benefits. No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

12.18                 Costs. The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Shares pursuant to any Awards hereunder.

12.19                 Award Agreement. Notwithstanding any other provision of the Plan, to the extent the provisions of any Award Agreement are inconsistent with terms of the Plan and such inconsistency is a result of compliance with laws of the jurisdiction in which the Participant is resident or is related to taxation of such Award in such jurisdiction, the relevant provisions of the particular Award Agreement shall govern.

12.20                 Notices. Any notice which may be required or permitted under this Plan shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

12.20.1                                                If such notice is to the Company, to the attention of the Chief Financial Officer of the Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.

12.20.2                                                If such notice is to the Participant, at his/her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.